RESTATED CENTURI CONSTRUCTION GROUP, INC. LONG-TERM CAPITAL INVESTMENT PLAN
(F.K.A. NPL CONSTRUCTION CO. LONG TERM CAPITAL INVESTMENT PROGRAM)

THIS RESTATED CENTURI CONSTRUCTION GROUP, INC. LONG-TERM
CAPITAL INVESTMENT PLAN (the “Plan”) is effective January 1, 2019 for Centuri Construction Group, Inc. (hereinafter referred to as “Centuri”). The purpose of this Plan is to cause key selected executives of Centuri and its related companies (collectively the “Employer”) to participate in this Plan (these executives are defined below as “Participant[s]”) and thereby have a personal financial interest in the Employer’s and its parent Company’s Southwest Gas Holdings, Inc. (hereinafter referred to as “Holdings”) financial success and performance. This Plan works in combination with the Centuri Construction Group, Inc. Executive Deferred Compensation Plan (the “EDCP”), to provide for elective and non-elective deferrals under the EDCP that are in total or in part credited to an EDCP investment option (referred to herein as the “EDCP Performance Fund”) the performance of which for a calendar year is tied to the Employer’s financial performance for such year, and the Centuri Construction Group, Inc. Executive Long-Term Incentive Plan (the “LTIP”) to provide for deferred stock awards.

WITNESSETH:

WHEREAS, the Employer desires to adopt this Plan restatement.

NOW, THEREFORE, the Employer hereby adopts this restated Centuri Construction Group, Inc. Long Term Capital Investment Plan that reads as follows:

ARTICLE I
Definitions

1.1    Introduction. The following terms, as heretofore and hereafter used in this Plan, shall have the meanings set forth unless the context clearly indicates a different meaning is required:

“Beneficiary” means a person who, pursuant to the EDCP, is designated to receive EDCP benefits in the event of the Participant’s death.

“Board” or “Board of Directors” means the Centuri Board of Directors.

“Centuri” means Centuri Construction Group, Inc.

“Code” means the Internal Revenue Code of 1986, as amended.

“EDCP” means the Centuri Construction Group, Inc. Executive Deferred Compensation Plan.

“EDCP Performance Fund” means an EDCP investment option the performance of which for a calendar year is tied to the Employer’s financial performance for such year.

“Effective Date” means the Plan’s original effective date of January 1, 2013; the “Restatement Effective Date” means January 1, 2019.

“Employee” means an employee of the Employer.

“Employer” or “Company” means Centuri and the Participating Employers.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Holdings” means Southwest Gas Holdings, Inc.

“LTIP” means the Centuri Construction Group, Inc. Executive Long-Term Incentive Plan.

“Maximum Amount” shall have the meaning specified in Section 3.2.

“Participant” means an Employee that has deferrals made to the EDCP pursuant to this Plan and the EDCP and deferred stock awards pursuant to the LTIP.

“Participating Employer” means an affiliate of Employer who has adopted this Plan pursuant to Article XIII.

“Plan” means this Centuri Construction Group, Inc. Long Term Capital Investment Plan. Prior to this restatement the Plan was named the NPL Construction Long Term Capital Investment Program.

“Plan Administrator” or “Administrator” means the individual or individuals that comprise the committee that serves as the administrator of the EDCP or the LTIP, as applicable.

“Plan Year” means each twelve (12) month period beginning January 1st and ending the following December 31st.

“Section 409A” means Code Section 409A and the regulations and other guidance promulgated or issued thereunder.

“Separation From Service” a Participant incurs a Separation From Service with the Employer if the Participant’s employment with Employer is terminated; provided, that Participant's employment relationship shall be treated as continuing intact (a) while the Participant is on military leave, sick leave or other bona fide leave of absence if the period of such leave does not exceed six months or longer, (b) if the Participant’s right to reemployment is provided either by statute or by contract; or (c) if the Participant continues to provide services to the Employer in any capacity after termination or expiration of this Plan or termination of Participant’s employment relationship with the Employer. The determination of whether a Participant has incurred a "Separation From Service" shall be made by the Plan Administrator in accordance with Section 409A and the regulations promulgated thereunder and the term “Employer” as used in this definition of “Separation From Service” shall include all other organizations that together with the Employer are part of a Code Section 414(b-c) controlled or common control group of organizations.

“Spouse” means the spouse, if any, to whom the Participant is legally married on the Participant’s date of death.

“STIP” means the Centuri Construction Group, Inc. Short Term Incentive Plan for Exempt Executive Employees for a particular calendar year.

“Stock Account” means the deferred stock awards granted through the LTIP and maintained by Holdings.

“Termination Date” means the date on which the Participant incurs a Separation From Service.

ARTICLE II
Participation in the Plan

An Employee shall become a Participant only if the Employee (1) holds a position listed in Section 3.1, and (2) is selected by Centuri to participate in the Plan. An Employee who becomes a Participant shall remain a Participant until all amounts that are credited to the EDCP and the Stock Account pursuant to this Plan and are either paid to the Participant or forfeited.

ARTICLE III
Plan Deferrals

3.1    Mandatory Deferrals.

(a)    STIP Deferrals. Twenty-five percent (25%) of the STIP award bonus otherwise payable to a Participant in a calendar year shall be automatically deferred under the EDCP and credited to the Participant’s EDCP account and invested in the EDCP Performance Fund investment option, provided that the Plan Administrator has determined, prior to the award date that (1) a deferral election may be made pursuant to the EDCP and Section 409A with respect to such award, and (2) all or part of such credit can be made to the participant’s EDCP account without causing all of the amount to be credited to the Participant’s EDCP Performance Fund investment option to exceed the applicable target amount (the “Participant’s Target Amount”) set forth below.

(b)    Stock Deferrals. One hundred percent (100%) of any stock award granted to a Participant pursuant to the LTIP shall be automatically deferred as provided herein, provided that the Plan Administrator has determined, prior to the award date that (1) a deferral may be applied to such stock award and Section 409A, and (2) all or part of such deferred amount will not cause the amount to be credited to the Participant’s Stock Account to exceed the Participant’s Target Amount set forth below. Participants receiving stock pursuant to the LTIP will be required to execute award agreements which will detail how the target amount below is divided between the EDCP and stock deferrals. The award agreements will also dictate a retention percentage for stock awards that must be maintained until the target amount is achieved, as well as any other details regarding requirements for stock awards.

(c)    Target Amounts.

Participant Title

Centuri Chief Executive Officer and President

Centuri Executive Vice President – CFO/Treasurer

Centuri Executive Vice President – CAO

Centuri Executive Vice President – Electric T&D

Centuri Executive Vice President – Chief Counsel

Centuri Executive Vice President – COO

Centuri Executive Vice President – CCO

Centuri Senior Vice President – General Counsel

NPL Business Unit Division President

Meritus Business Unit Division President

Centuri Senior Vice President - HR
Target Amount 400% base salary 200% base salary 200% base salary 200% base salary 200% base salary 200% base salary 200% base salary 200% base salary 200% base salary 200% base salary 100% base salary

To the extent the STIP award bonus otherwise payable to a Participant in a calendar year is not, pursuant to subparagraph (a), automatically deferred under the EDCP and credited to the EDCP Performance Fund investment option, such portion shall be paid to the Participant as provided in the STIP unless the Participant has timely elected to defer the payment of such portion pursuant to the EDCP deferral rules and such election is compliant with the election requirements of Section 409A. If a deferral election is made, the amount deferred shall be paid out at the times and in the manner dictated by the terms of such election and the payment provisions of the EDCP.

To the extent a stock award otherwise payable in a calendar year is not, pursuant to subparagraph (b), automatically deferred, such portion shall be paid to the Participant as provided in the stock award unless the Participant has timely elected to defer the payment of such portion pursuant to any applicable deferral rules and such election is compliant with the election requirements of Section 409A. If a deferral election is made, the amount deferred shall be paid out at the times and in the manner dictated by the terms of such election and the payment provisions of the stock award.

A Participant’s ability to defer STIP bonus awards and/or stock awards not subject to automatic deferral, as discussed in the preceding paragraph, shall be determined based on the deferral timing and form rules set forth in the EDCP, the applicable stock award, and Section 409A.

3.2    EDCP Performance Fund Date and Limit on Amount Credited to EDCP Performance Fund. The EDCP provides the rules for the administration of the EDCP Performance Fund and the investment return earned by such fund; provided, however, that such EDCP rules shall to the extent possible be written so as to be consistent with the rules set forth in this Section 3.2.

The EDCP Performance Fund rate of return for a calendar year before 2019 shall be the average of Centuri’s period-to-period Earnings Before Interest, Tax, Depreciation, and Amortization (“EBITDA”) for each of the three preceding twelve month periods ending September 30th with a minimum return floor of a negative five percent (-5%) and a maximum return ceiling of a positive fifteen percent (15%).

The EDCP Performance Fund rate of return for a calendar year after 2018 shall be determined using a formula for Centuri’s enterprise value which shall be:

(EBITDA x multiplier) – Net Debt = Rate of Return (subject to a floor minimum return of a negative five percent (-5%) and a maximum return ceiling of a positive fifteen percent (15%)).

The Board shall in its discretion determine the EBITDA, multiplier, and Net Debt numbers to be utilized in determining the EDCP Performance Fund rate of return for a calendar year.

There shall be a limit on the amount a Participant can have credited to the EDCP Performance Fund. To the extent that at the beginning of a Plan Year the portion of the Participant’s EDCP account that is credited to the EDCP Performance Fund investment option exceeds the Maximum Amount, the excess shall be debited from such option and credited to a default EDCP investment option selected by the EDCP Plan Administrator; the amount credited to the default fund shall remain credited to such fund until the Participant, in accordance with the EDCP investment rules, makes a new investment election with respect to such excess. In Plan Years beginning before January 1, 2019, the term “Maximum Amount” shall mean an amount equal to the Participant’s Target Amount. In any Plan Year beginning on or after January 1, 2019, the term “Maximum Amount” shall mean one hundred fifty percent (150%) of the Participant’s Target Amount.

In the calendar year in which a Participant incurs a Separation From Service (the “Termination Year”), the portion of the Participant’s EDCP account that is credited to the EDCP Performance Fund investment option shall, within 30 days of the Termination Date, be debited from such option and credited to another EDCP investment option selected by the EDCP Plan Administrator and shall remain credited to such option until the Participant, in accordance with the EDCP, makes an election to have such amount credited to another EDCP investment option. For the segment of the Termination Year that all or part of the terminating Participant’s EDCP account is credited to the EDCP Performance Fund investment option, the amount so credited will be deemed to have solely earned a rate of return equal to the average Moody’s Corporate Bond Index rate of return as of the immediately preceding December.

3.3    Payment of Plan Benefits. Deferrals under this Plan are made pursuant to the terms of the EDCP or applicable stock awards comprising the Stock Account; accordingly, all Plan benefits are payable at such times and in such manner as provided for in the EDCP or applicable stock awards comprising the Stock Account subject to the Participant’s EDCP or applicable stock awards distribution and payment elections made in the manner and form required by the EDCP or applicable stock awards.

ARTICLE IV
Plan Administrator

4.1	Plan Administrator Powers.

(a)    The general administration of the Plan shall be by the Plan Administrator.

(b)    The Plan Administrator shall have full discretionary power and authority to (1) operate and administer the Plan, (2) interpret and construe the Plan so as to determine all factual and non-factual questions arising under or in connection with all Plan matters including, but not limited to, an individual’s Plan benefits and/or eligibility; and (3) from time to time, prescribe and amend rules and regulations for such administration. Whenever directions, designations, applications, requests or other notices are to be given by a Participant under the Plan, they shall be on forms prescribed by the Plan Administrator and shall be filed in the manner specified by the Plan Administrator.

(c)    The Plan Administrator may act to correct any defect, supply any omission, or reconcile any inconsistency in the terms of the Plan. The Plan Administrator’s decisions, interpretations, constructions, determinations, and all other actions shall be final and binding on all parties.

(d)    In addition to the powers described elsewhere in this Article IV and other Articles of the Plan, the Plan Administrator shall have the power to (1) change or waive any requirements of the Plan to conform with the law, provided such change does not materially increase or is not reasonably expected to materially increase the cost to the Employer of maintaining the Plan; (2) employ such agents, assistants, counsel (who may be counsel to the Employer) and such clerical and other service providers as the Plan Administrator may require in carrying out the provisions of the Plan; and (3) authorize one or more agents to execute or deliver any instrument on behalf of the Plan Administrator.

(e)    Ministerial duties in connection with the administration of the Plan may be delegated by the Plan Administrator to any agent or agents as it may select.

(f)    The Plan Administrator and the Employer and its officers and directors shall be entitled to rely upon all valuations, certificates and reports made by an accountant or actuary and upon all opinions given by any legal counsel selected or approved by Centuri. The Plan Administrator, the Employer, and the Employer’s officers and directors shall be fully protected in respect of any action taken or suffered by them in good faith in reliance upon such valuations, certificates, reports, opinions, or other advice of any such accountant, actuary or counsel, and all action so taken or suffered is to be conclusive upon each of them and upon all Participants, Beneficiaries, and other persons.

ARTICLE V
Actions by the Plan Administrator or Employer, Claims Procedures and Arbitration

5.1    Statement of Participant’s Account. The Plan Administrator may create a procedure whereby from time to time he/she/it shall notify each Participant of his/her EDCP benefits and any Stock Account. Such statement shall be deemed to have been accepted as correct unless written notice to the contrary is received by the Plan Administrator within thirty
(30) days after the mailing of such statement to the Participant.

5.2    Delivery of Notices, Reports, and Statements to Participants. All notices, reports, and statements given, made, delivered, or transmitted to a Participant or Beneficiary shall be deemed duly given, made, delivered, or transmitted when actually delivered to the Participant or Beneficiary or when mailed, by such class as the sender may deem appropriate, with postage prepaid and addressed to the Participant at the address last appearing on the records of the Employer with respect to this Plan.

5.3    Delivery of Notices, Directions, and Communications to the Plan Administrator. All notices, directions, or other communications given, made, delivered, or transmitted by a Participant to the Plan Administrator or Employer, as the case may be, shall not be deemed to have been duly given, made, delivered, transmitted, or received unless and until actually received by the Plan Administrator or by the Employer, as the case may be.

5.4    Plan Administrator and Employer Records Conclusive. Subject to the provisions of this Article V, the records of the Plan Administrator and the Employer shall be conclusive in respect to all matters involved in the administration of this Plan.

5.5    Payment of Expenses. All costs and expenses incurred in administering this Plan, including the fees and expenses of the Plan Administrator, shall be paid by the Employer, unless specified herein to the contrary.

5.6    Limitation of Liability. No director, member of the Board, officer, or Employee of the Employer shall be personally liable for any act or omission to act in connection with the operation or administration of the Plan, except for his/her own willful misconduct or gross negligence.

5.7    Recognition of Participant’s Agent. The Plan Administrator shall not be bound to recognize the authority or agency of any party for a Participant unless and until it shall receive documentary evidence thereof in form and substance satisfactory to it and thereafter from time to time, as the Plan Administrator may require, further documentary evidence disclosing the status of any agency.

5.8    Legal Actions. In any action or application to the courts, only the Employer shall be a necessary party and no other person, firm, or corporation shall be entitled to any notice or process. Any final judgment entered on such action or proceeding shall be conclusive upon all persons claiming under the Plan. Every right of action by any Participant or former Participant with respect to the Plan shall, irrespective of the place where such action may be brought, cease and be barred three years after the end of the period for appealing a denied claim as described in the review of denied claim provisions of Section 5.11(b).

5.9    Construction of Plan. To the extent not preempted by ERISA, this Plan shall be governed and construed in accordance with the laws of the State of Arizona.

5.10    No Effect on Employment. Nothing in this Plan shall be deemed or construed to impair or affect in any manner whatsoever the right of Employer, in its discretion, to for any reason discharge or terminate the employment of an Employee/Participant.

5.11    Benefit Claims Procedure.

(a)    Initial claim review. Any claim for benefits under the Plan shall be made in writing to the Plan Administrator. If such claim for benefits is wholly or partially denied, the Plan Administrator shall, within a reasonable period of time not to exceed ninety (90) days after receipt of the claim, notify the Participant or Beneficiary or other party making the claim (the “Claimant”) of the denial of the claim. Such notice of denial (a) shall be in writing, (b) shall be written in a manner calculated to be understood by the Claimant, and (c) shall contain (1) the specific reason or reasons for denial of the claim, (2) a specific reference to the pertinent Plan provisions upon which the denial is based, (3) a description of any additional material or information necessary to perfect the claim, along with an explanation of why such material or information is necessary, and (4) an explanation of the claim review procedures and the time limits applicable to such procedures and a statement of the Claimant’s right to arbitration following an adverse benefit determination upon review. The ninety (90) day period may, under special circumstances, be extended up to an additional ninety (90) days upon written notice of such extension to the Claimant which notice shall specify the extraordinary circumstances and the extended date of the decision. Notice of extension must be given prior to expiration of the initial ninety (90) day period. The extension notice shall indicate the special circumstances that require an extension of time and the date by which the Plan Administrator expects to render a decision on the claim. If the claim is denied the Claimant may file a request for review as provided in the next paragraph.

(b)    Review of denied claim. Within sixty (60) days after the receipt of the decision denying a claim by the Claimant, the Claimant may file a written request with the Plan Administrator that it conduct a full and fair review of the denial of the claim for benefits. The Claimant or his/her duly authorized representative may review pertinent documents and submit issues and comments in writing to the Plan Administrator in connection with the review.

The Plan Administrator shall deliver to the Claimant a written decision on the review of the denial within a reasonable period of time not to exceed sixty (60) days after the receipt of the aforesaid request for review, except that if there are special circumstances (such as the need to hold a hearing, if necessary) which require an extension of time for processing, the aforesaid sixty (60) day period shall, upon written notice to the Claimant, be extended an additional sixty (60) days. Notice of an extension shall be given within the initial sixty (60) day review period. The extension notice shall indicate the special circumstances that require an extension of time and the date by which the Plan Administrator expects to render a decision upon review.

Upon review the Claimant shall be given the opportunity to (a) submit written comments, documents, records, and other information relating to its claim, and (b) request and receive, free of charge, reasonable access to, and copies of, all Plan documents, records, and other information relevant to the Claimant’s claim for benefits. Whether a document, record, or other information is relevant to a claim for benefits shall be determined by reference to applicable ERISA regulations. The review of a denied claim shall take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

The decision on review shall be written in a manner calculated to be understood by the Claimant and, if adverse, shall (a) include the specific reason or reasons for the decision, (b) contain a specific reference to the pertinent Plan provisions upon which the decision is based, (c) contain a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits (whether a Plan document, record, or other information is relevant to a claim for benefits shall be determined by reference to applicable ERISA Regulations), and (d) contain a statement describing the Claimant’s right to arbitration.

5.12    Arbitration. In the event that any dispute or controversy (between the Participant, a Beneficiary, the Employer and/or the Plan Administrator (collectively the “Parties”)) that arises out of this Plan cannot be settled by the Parties through the claims procedure set forth in this Article V, the Parties hereby agree to resolve the controversy or dispute by submission to binding arbitration with the American Arbitration Association (“AAA”) in Phoenix, Arizona.

In the event the Parties have not agreed upon an arbitrator within thirty (30) business days after either party files a demand for arbitration with the AAA’s Phoenix regional office, an arbitrator shall be appointed in accordance with the then existing Commercial Arbitration Rules of the AAA.

Discovery may be conducted either upon mutual consent of the Parties, or by order of the arbitrator upon good cause being shown. In ruling on motions pertaining to discovery, the arbitrator shall consider that the purpose of arbitration is to provide for the efficient and inexpensive resolution of disputes, and the arbitrator shall limit discovery whenever appropriate to ensure that this purpose is preserved. The arbitrator may grant summary judgment if he or she determines no issue of fact exists as to a claim.

The dispute or controversy shall be submitted for determination within sixty (60) days after the arbitrator has been selected. The arbitrator shall render his or her decision within thirty
(30) days after the conclusion of the arbitration hearing. Upon stipulation of the Parties, or upon a showing of good cause by either party, the arbitrator may lengthen or shorten the time periods set forth herein for conducting the hearing or for rendering a decision.

The decision of the arbitrator shall be final and binding upon the Parties. Judgment to enforce the arbitrator’s decision, whether for legal or equitable relief, may be entered in the Superior Court of Maricopa County, Arizona, and the Parties hereto expressly and irrevocably consent to the jurisdiction of such Court for such purpose.

The arbitrator shall conduct all proceedings pursuant to the Uniform Arbitration Act (the “Act”) as adopted in the State of Arizona and the then existing Commercial Arbitration Rules of the AAA, to the extent such rules are not inconsistent with the Act or the provisions of this Article V. The Uniform Rules of Procedure for Arbitration shall not apply to any arbitration proceeding relating to the subject matter or terms of this Plan.

ARTICLE VI
Modification and Termination

Notwithstanding that an Employee has become a Participant and thereafter performed services for Employer, the Board shall, without giving prior notice to any Participant, have the right to at any time, and in any manner, amend the terms of the Plan by adopting a written amendment thereto. The Board shall, without giving prior notice to any Participant, have the right to at any time amend the Plan or terminate this Plan by adopting a Board resolution to terminate the Plan. A Plan amendment or the termination of the Plan shall not cause a decrease to the then balance credited to the Participant’s EDCP account(s) or Stock Account without the Participant’s written consent. Any such termination or amendment shall be effective at such date as is set forth in the applicable resolution or amendment. Notwithstanding any other provision of the Plan to the contrary, if the Plan is terminated, no additional deferrals shall be permitted thereunder and notwithstanding any other provision of the Plan to the contrary, Plan benefits of all Participants shall be paid out according to the terms of the Plan.

ARTICLE VII
Non-Assignability

The right or interest of a Participant, Beneficiary, or any other person, to the payment of deferred compensation or other benefits under this Plan, as well as such Participant, Beneficiary, or person’s interest in a Participant’s EDCP benefit or Stock Account shall not be subject to anticipation, assignment, pledge, or charge in whole or in part (except as specifically allowed in the Plan), either directly or by operation of law or otherwise, including but without limitation, execution, levy, garnishment, attachment, pledge, bankruptcy, or in any other manner, but excluding devolution by death or mental incompetency, and any attempt to anticipate, assign, pledge, or charge (except as specifically allowed in the Plan) any such right or interest shall be void and no right or interest of any Participant, Beneficiary, or other person under this Plan or in a Participant’s EDCP benefit shall be liable for or subject to any obligation or liability or tort of such Participant, Beneficiary, or other person.

ARTICLE VIII
No Plan Administrator Responsibility for Employer or Participant Action or Inaction

The Plan Administrator shall not have any obligation or responsibility with respect to any action required by this Plan to be taken by the Employer or any Participant, or for the failure of any of the above to act or make any deferral, if applicable, or to otherwise provide any benefit herein contemplated, nor shall the Plan Administrator be required to collect any deferral required herein, if applicable, or determine the correctness or the amount of any deferral delivered by the Employer.

ARTICLE IX
Indemnity of Plan Administrator

To the extent allowed by ERISA, the Plan Administrator shall not incur any personal liability of any nature in connection with any act that is not a criminal act, or the result of willful misconduct and that is done or omitted to be done in good faith in the administration of this Plan, and to the extent allowed by ERISA, the Plan Administrator shall be indemnified and saved harmless by the Employer for, from, and against any and all liability to which the Plan Administrator may be subjected by reason of any such act (provided such act is not a criminal act and does not constitute willful misconduct, or conduct in their official capacity) including all expenses reasonably incurred in its/his/her defense, in case the Employer fails to provide such defense.

ARTICLE X
Contract

This Plan shall constitute a binding and effective agreement between the Employer and the Participant and any Beneficiary.
ARTICLE XI
Successors

This Plan shall be binding upon all persons entitled to benefits hereunder, their respective heirs and legal representatives, and upon the Employer, and its successors and assigns.

ARTICLE XII
Unsecured Benefits

12.1    Unsecured Creditor. Participation in this Plan shall not create, in favor of any Participant or other individual entitled to benefits hereunder, any right or lien in or against any of the assets of the Employer. All benefits payable hereunder shall be paid in cash from the general assets of the Employer, and no special or separate fund shall be established, and no other segregation of assets shall be made to assure the payment of benefits hereunder. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Employer and any Participant or any other person. A Participant’s or other person’s rights to Plan benefits represent the rights of only a general unsecured creditor of the Employer. The Plan constitutes a mere promise by the Employer to make benefit payments in the future. It is the intention of the Employer that the Plan be unfunded for tax purposes and for purposes of Title I of ERISA.

ARTICLE XIII
Participating Employers

13.1    Participating Employers. Any other corporation, association, joint venture, proprietorship, partnership or limited liability company, whether or not an affiliated company or subsidiary, may adopt the Plan by action on its part by its highest ranking officer provided that the Chief Executive Officer of Centuri approves the participation. An entity adopting the Plan in the manner provided by this Article XIII shall be known as a “Participating Employer.” Participating Employers as of the Restatement Effective Date are listed in Exhibit A hereto.

13.2    Amendment When Participating Employer. Amendment of this Plan at any time when there is a Participating Employer hereunder shall be made according to Article VI.

13.3    Requirements Applicable to Participating Employers. Each Participating Employer shall be subject to the following requirements:

(a)    All expenses of the Plan shall be paid by Centuri and any Participating Employers. The Plan Administrator shall allocate the cost of the benefits provided under the Plan and the cost of administration of the Plan among Centuri and any Participating Employers.

(b)    It is anticipated that Employee/Participants may be transferred between a Participating Employer and Centuri or between Participating Employers. No such transfers shall affect a termination of employment hereunder.

(c)    Any Participating Employer may terminate its participation in the Plan without the consent of any other Participating Employer. A Participating Employer terminating its participation in the Plan shall provide satisfactory evidence thereof to the Plan Administrator.

(d)    The Plan Administrator shall have the power and authority to create any additional rules and regulations it deems necessary to:

(1)	Specify the Plan rights and obligations of a Participating Employer; and

(2)	Allow for the orderly operation of the Plan when there is one or more Participating Employers.

ARTICLE XIV
General

14.1    Headings as a Guide. The headings of this Plan are inserted for convenience of reference only and are not to be considered in construction of the provisions hereof.

14.2    Pronouns. When necessary to the meaning hereof, either the masculine or the neuter pronoun shall be deemed to include the masculine, the feminine, and the neuter, and the singular shall be deemed to include the plural.

14.3    Settlor Functions. To the extent that (a) any person is designated as a Participant eligible to receive a benefit hereunder, or (b) the Plan is amended or terminated, such actions shall be deemed to be the exercise of a settlor function on behalf of the Employer and shall not be deemed to be actions taken in a fiduciary capacity.

IN WITNESS WHEREOF, Centuri has caused this Plan to be signed effective as of the Restatement Effective Date.

CENTURI CONSTRUCTION GROUP, INC.

By ____________________________________

Its ____________________________________

EXHIBIT A

PARTICIPATING EMPLOYERS

Participating Employer: NPL Construction Co.

By ____________________________________

Its ____________________________________

Participation as of the Effective Date.

Participating Employer: Meritus Group, Inc.

By ____________________________________

Its ____________________________________

Participation effective date: _____ day of ________________, ______.

Participating Employer: ____________________________________

By ____________________________________

Its ____________________________________

Participation effective date: _____ day of ________________, ______.

Participating Employer: ____________________________________

By ____________________________________

Its ____________________________________

Participation effective date: _____ day of ________________, ______.

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